 Exhibit 10.3 - Agreement for Purchase and Sale

AGREEMENT FOR PURCHASE AND SALE

          THIS AGREEMENT FOR PURCHASE AND SALE is made and entered into this 10th day of April, 2001, by and between PRIME FINANCIAL CORPORATION, an Oklahoma corporation (hereinafter referred to as "Seller"), and RAPTOR MASTER, L.L.C., an Oklahoma limited liability company (hereinafter referred to as "Buyer") upon the terms and conditions set forth herein.

          NOW THEREFORE, in consideration of the foregoing, the mutual covenants herein contained, the amounts to be paid hereunder and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

          1.  Definitions. When used herein the following terms shall have the meanings set forth in this section.

               1.1  Property. All of Seller's right, title and interest in and to the real property, improvements and appurtenances thereunto belonging located in Oklahoma County, Oklahoma, as described on Exhibit A, including but not limited to:

                     1.1.1  Improvements. All building structures, parking areas, landscaping and other improvements on the Property.

                     1.1.2  Easements. All right, title and interest of Seller in and to any easements, rights-of-way, and rights of ingress or egress benefiting and appurtenant to the Property and to the Improvements.

               1.2  Personal Property. All equipment, appliances, furnishings and other personal property owned by Seller and attached to, appurtenant to, and used in connection with the ownership or operation of the Property excluding, however, those items of equipment, appliances, furnishings or other tangible and intangible personal property owned or leased by Seller, Climate Master, Inc., a Delaware Corporation ("Climate Master"), an affiliate of Seller, or their affiliates and located on the Property and used in connection with the operation of Seller's or Climate Master's business.

               1.3  Title Company. Lawyers Title Insurance Company.

               1.4  Brokers or Agents. Those persons listed on Exhibit B hereto.

          2.  Purchase and Sale. Seller shall sell and Buyer shall purchase from Seller, for the consideration and on the terms herein provided, the Property, free and clear of all mortgages, security interests, liens, encumbrances and charges whatsoever except as shown on Exhibit C hereto and such other matters as Buyer may approve in writing.

          3.  Purchase Price. The Purchase Price for the Property shall be Eight Million One Hundred Thousand Dollars ($8,100,000) and shall be payable Six Million Five Hundred Thousand Dollars ($6,500,000) in cash at Closing and the balance by a promissory note in the form attached as Exhibit D.

          4.  Lease. At Closing as defined below, and as a material condition to Buyer's obligation to close, Climate Master shall lease the Property from Buyer and execute the lease attached hereto as Exhibit E (the "Lease"). The tenant's obligations under the Lease shall be guaranteed by Seller.

          5.  Earnest Money. The amount of $10,000 together with interest earned thereon (the "Earnest Money Deposit") in the form of cash, certified check or a negotiable certificate of deposit properly endorsed to the Title Company shall be delivered to the Title Company upon execution by the parties of this Agreement and shall be held under the terms and conditions of this Agreement and applied to the cash portion of the purchase price at Closing as defined below. The Earnest Money Deposit shall be invested at the instructions of Buyer and interest earned shall be for the account of Buyer except in the event of a default of Buyer under Section 12.2.

          6.  Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. on or before May 31, 2001 (provided such date may be extended as provided in Section 7.2 hereof) at the offices of the Title Company, or at such other time as the parties may hereafter agree in writing.

          7.  Title Material.

               7.1  Commitment for Title Insurance. Within twenty (20) days after the date of this Agreement, Seller shall furnish to Buyer (i) a survey of the Property of current date sufficient to cause removal of the survey exception from the title insurance policy (the "Survey"), and (ii) a commitment for title insurance issued by the Title Company, by which said company agrees to issue at Closing an owner's form in the amount of the Purchase Price insuring the fee simple title to the Property to Buyer, excepting only such matters as are approved by Buyer herein or hereafter in writing. Buyer agrees that the title insurance policy may be subject to easements, covenants and restrictions of record, including, but not limited to, utility easements, building restrictions and zoning regulations which do not hinder the use of the Property for its current use and a leasehold mortgage granted by Climate Master to the Oklahoma Industrial Finance Authority to secure the debt associated with certain equipment owned by Climate Master and located on the Property.

               7.2  Buyer's Objections. Buyer shall have a period of ten (10) days following receipt of the commitment for title insurance in which to advise Seller of any defects in the Survey or title which are unacceptable. Seller shall have until Closing to cure such defects to the reasonable satisfaction of Buyer. If Seller is unable to cure defects noted by Buyer at Closing, Buyer may, at its option (i) waive any such defects, or (ii) extend the time of Closing for a period reasonably required to cure such defects but in no event later than fifteen (15) days, or (iii) terminate this Agreement whereupon neither party shall have any further obligation hereunder, and the Earnest Money Deposit shall be promptly returned to Buyer. Seller agrees to use its best efforts to cure any such matter.

          8.  Representations and Warranties.

               8.1  Seller's Representations and Warranties. Seller represents and warrants to Buyer, as of the date of Closing, as follows:

                     8.1.1  Authority. Seller is a corporation duly organized under the laws of the State of Oklahoma and is validly existing under the laws of the State of Oklahoma, and has the power to enter into and carry out the transactions described in this Agreement and has taken such action necessary to authorize the execution of this Agreement.

                     8.1.2  Condemnation. Seller has no knowledge that the property or any portion thereof is or will be the subject of or affected by any condemnation, eminent domain or similar proceeding.

                     8.1.3  Litigation. To the Seller's knowledge, there is no existing or threatened action, suit or proceeding affecting the Property or any part thereof or relating to or arising out of Seller's ownership and operation of the Property or any part thereof in any court or before or by any federal, state, county or municipal department, commission, board, bureau or governmental instrumentality.

                     8.1.4  Labor and Materials. All bills for work done at the order of Seller or materials furnished at the order of Seller with respect to the Property have been paid in full or discharged by law.

                     8.1.5  Legal Compliance. To Seller's knowledge, Seller has complied with all federal, state, local laws and administrative regulations relating to the maintenance and operation of the Property including, without limitation, all building codes and zoning ordinances of the City of Oklahoma City, Oklahoma.

                     8.1.6  Grant of Rights. Seller has not granted and will not grant any person, firm or other entity a right or option to acquire the Property or any portion thereof.

                     8.1.7  Taxes. All general taxes and special assessments on the Property due and payable with respect to calendar years prior to 2001 have been paid in full.

                     8.1.8  Insurance. Seller has not received any request from any insurer under a policy of hazard insurance covering the Property or by any board of underwriters to perform any repairs to or other work on the Property.

                     8.1.9  Utilities. To the best of the Seller's knowledge, the existing water, sewer, gas, electricity and other utility systems on the Property are adequate to serve the utility needs of the Property. All utilities required for the current operation of the Property enter the Property through adjoining public streets or public utility easements.

                    8.1.10  Covenants. To Seller's knowledge, no default or breach exists by Seller or by any other party thereto under any of the covenants, conditions, restrictions or easements affecting the Property or any portion thereof.

                     8.1.11  Hazardous Materials. To Seller's knowledge there are no hazardous materials or environmental contaminants located in or on the Property other than in compliance with the law.

               8.2  Buyer's Representations and Warranties. Buyer represents and warrants to the Seller that Buyer is a duly organized and validly existing limited liability company under the laws of the State of Oklahoma, has the power to enter into and carry out the transactions described in this Agreement and the execution and performance of this Agreement will not conflict with or result in any breach of the terms or provisions of Buyer's organization agreement or any other instrument or agreement to which Buyer is a party or by which Buyer is bound. All action necessary to authorize the manager of Buyer to enter into this Agreement and to consummate the transactions provided for herein has been taken.

          9.  Covenants Pending Closing.

               9.1  Expenses and Claims. Seller shall pay all bills and expenses which are incurred by Seller in connection with the ownership and operation of the Property to the date of Closing.

          10.  Conditions Precedent to Buyer's Obligations. The obligations of Buyer hereunder at Closing shall be subject at its option to the following conditions:

                10.1  Representation and Warranties. All representations and warranties by Seller hereunder shall be true and correct in all material respects as of the date hereof and as of Closing.

                10.2  Condemnation. Neither the Property nor any portion thereof shall have been condemned by any authority having the right and power, nor shall the Property or any portion thereof be the subject of any pending or threatened eminent domain proceeding.

                 10.3  Building and Personal Property. The Improvements and all Personal Property constituting equipment used in connection therewith shall be in the same condition as of the date of this Agreement, ordinary wear and tear excepted.

          11  Conditions Precedent to Seller's Obligations. Seller's obligations hereunder shall be subject at its option to the following conditions:

                 11.1  Performance by Buyer. Buyer shall have performed all its obligations to be performed hereunder at or prior to Closing.

                11.2  Representations and Warranties. All representations and warranties of Buyer hereunder shall be true and correct as of the date hereof and as of Closing.

                11.3  Exercise Price of Option Agreement with West Point Company, L.L.C. The purchase price under the Option Agreement between West Point Company, L.L.C. ("West Point") and Climate Master, dated November 12, 1987, as assigned to Seller, shall not exceed a total of $4.4 million, including the prepayment of the First Fee Mortgage referenced in such Option Agreement, and West Point shall have conveyed title to the Property to Seller in accordance with such Option Agreement.

          12.  Default.

                12.1  Default by Seller. In the event Seller defaults in the performance of its obligations hereunder arising prior to or at Closing or any representation or warranty of Seller shall be untrue when made or at Closing, Buyer may at its option, pursue one of the following remedies which shall be Buyer's sole remedies: (i) waiver any default(s) and close according to this Agreement, (ii) terminate this Agreement by written notice to Seller on or prior to Closing and obtain the return to Buyer of the Earnest Money Deposit, or (iii) enforce specific performance of this Agreement against Seller. Buyer shall be entitled to damages for Seller's willful failure to perform its obligations hereunder.

                12.2  Default by Buyer. In the event Buyer fails to perform any of its obligations hereunder arising prior to or at Closing or if any representation or warranty made by Buyer hereunder is untrue when made or at Closing, Seller shall be entitled to pursue one of the following remedies which shall be Seller's sole remedies: (i) retain the Earnest Money Deposit as its sole and exclusive remedy, including all accrued interest, it being agreed between Buyer and Seller that such sum shall be liquidated damages for the default of Buyer hereunder because of the difficulty, inconvenience and uncertainty of ascertaining the actual damages in the event of any such default, or (ii) enforce specific performance of this Agreement against Buyer.

          13.  Transactions at Closing. The following transactions and deliveries shall take place at Closing:

                13.1  Deliveries. Seller shall deliver to Buyer a Warranty Deed and Bill of Sale covering the Property. Buyer and Climate Master shall execute and deliver counterparts of the Lease to each other. Buyer and Climate Master shall execute the Option Agreement attached hereto as Exhibit F.

                13.2  Documentary Stamp Taxes. Seller shall pay to Buyer all sums necessary for the purchase of the documentary stamps required to be affixed to the warranty deed under Oklahoma law.

                13.3  Title Insurance. The Title Company shall endorse the commitment described in Section 7.1 hereof to be effective as of the Closing and deleting any defects in accordance with Section 7.2 hereof, thereby agreeing to issue a policy of title insurance in accordance therewith.

               13.4  Foreign Person Affidavit. Seller shall execute and deliver to Buyer an affidavit to the effect that it is not a "foreign person" as defined in the Internal Revenue Code of 1954, as amended, sufficient to relieve Buyer of any withholding requirement under applicable federal law.

                13.5  Authorization. Seller and Buyer shall each provide to the other with reasonable evidence of such party's authority to perform the transactions contemplated by this Agreement.

                13.6  Payments. Buyer shall pay to the Seller by certified or bank cashier's check the Purchase Price, subject to Closing adjustments and execute and deliver the promissory note in the form attached as Exhibit D.

          14.  Expenses. The costs of the title insurance policy and the Survey to be provided by Seller hereunder, the cost of documentary stamps required to be affixed to the deed to be delivered hereunder, and one-half of the Closing charges of the Title Company shall be paid by Seller. The cost of recording the deed, any sales taxes payable with respect to the sale of the Personal Property and one-half of the escrow Closing fees of the Title Company shall be paid by Buyer. Otherwise, each party will bear and pay its own expenses including attorneys' expenses, in negotiating and consummating the transactions contemplated hereby.

          15.  Damage or Destruction Prior to Closing.

                15.1  Risk. Seller shall bear the risk of all loss, destruction or damage to the Property or any portion thereof prior to Closing.

               15.2  Casualty. In the event of casualty, if the cost of repair shall not exceed $50,000, the obligations of the parties hereunder shall not be affected and Seller shall repair such damage according to the terms of the Lease. If the cost of repair exceeds $50,000 and is not covered by insurance, Seller may either (i) terminate this Agreement in which event neither party shall have any further obligations hereunder except the Earnest Money Deposit deposited hereunder shall be returned to the Buyer, or (ii) proceed with the transaction in accordance herewith in which event Seller shall repair the damage according to the terms of the lease. For purposes of this section, the term "cost of repair" shall mean an estimate of the actual cost of repair obtained promptly following such casualty from a reputable contractor reasonably acceptable to Seller and Buyer. All insurance proceeds payable under Seller's policies of insurance for any such casualty shall be paid to Seller.

          16.  Broker. The persons listed on Exhibit B hereto are the only brokers or agents involved in this transaction. Seller will pay a brokerage fee to such persons as shown on Exhibit B hereto at Closing provided, no commission shall be payable in the event the transaction contemplated by this Agreement does not close.

          17.  Notices. All notices, requests, demands, instructions or other communications called for hereunder or contemplated hereby shall be in writing and shall be personally delivered in return for a receipt or mailed by registered or certified mail, return receipt requested, to the parties at the addresses set forth below. Any party may change the address to which notices are to be given by giving notice in the manner herein provided. Any notice given by mail as herein provided shall be deemed received on the earlier of the date of actual receipt or three business days following the date of mailing.

                17.1  Seller. Notices to Seller shall be addressed as follows:

                          Prime Financial Corporation
                         16 South Pennsylvania Avenue
                         Oklahoma City, Oklahoma 73107
                         Attn: Jack E. Golsen, President

with a copy to:  Office of the General Counsel
                        Prime Financial Corporation
                        16 South Pennsylvania Avenue
                        Oklahoma City, Oklahoma 73107
                        Attn: David M. Shear, Esq.

                17.2  Buyer. Notices to Buyer shall be addressed as follows:

                         Raptor Master, L.L.C.
                         1141 North Robinson, Suite 300
                         Oklahoma City, Oklahoma 73103
                         Attn: J. Roddy Bates

with a copy to:  McAfee & Taft
                        Two Leadership Square
                        10th Floor
                        Oklahoma City, Oklahoma 73102
                        Attn: Jack Sargent, Esq.

          18.  Whole Agreement -- No Oral Modifications. This Agreement embodies all the representations, warranties and agreements of the parties and may not be altered or modified except by an instrument in writing signed by the parties.

          19.  Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

          20.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma applicable to contracts made and performed entirely therein.

          21.  Counterparts. This Agreement may be executed in any number of counterparts which taken together shall constitute one in the same agreement.

         22.  Section Headings. The section headings contained in this Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                                                                       PRIME FINANCIAL CORPORATION

                                                                                       By
                                                                                                                                                President

                                                                                                                                             "SELLER"

                                                                                        RAPTOR MASTER, L.L.C.

                                                                                         By
                                                                                                                                   General Partner

                                                                                                                                            "BUYER"

          Performance of all obligations of Buyer herein is guaranteed by Raptor Properties, L.L.C.

                                                                                          RAPTOR PROPERTIES, L.L.C.

                                                                                           By
                                                                                                                                 General Partner

          The undersigned agrees to execute and deliver counterparts of the Lease and Option Agreement to Buyer, pursuant to Section 13.1 of this Agreement.

                                                                                            CLIMATE MASTER, INC.

                                                                                             By
                                                                                                                                             President

          The undersigned acknowledges receipt of the Earnest Money Deposit and agreed to hold the same according to the terms of the foregoing Agreement.

                                                                              LAWYERS TITLE INSURANCE COMPANY

                                                                              By
                                                                                                                                           President

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